Exhibit 99

         Willis Group Reports Record Second Quarter Results;

             Increases Dividend by 30% and Approves $100
                      Million Stock Buyback Plan


    NEW YORK--(BUSINESS WIRE)--July 23, 2003--Willis Group Holdings Limited(NYSE:WSH):

    -- Fourteenth consecutive quarter of record results - building a successful track record

    -- Increases quarterly cash dividend 30% to $0.1625 per share, an annual rate of $0.65

    --  Approves $100 million common stock buyback plan

    Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports record results for the quarter and six months ended June 30, 2003.
    Separately, the Board of Directors today approved a 30% increase in the regular quarterly cash dividend on the Company's common stock to $0.1625 per share, an annual rate of $0.65 per share. The dividend is payable on October 14, 2003 to shareholders of record on September 30, 2003.
    The Board of Directors also approved a plan to purchase, from time to time in the open market or through negotiated trades with persons who are not affiliates of the Company, shares of the Company's common stock at an aggregate purchase price of up to $100 million. The timing and extent of the purchases will depend on market conditions. The funds required for the stock purchase will be provided from the Company's cash balances and operating cash flow.
    Joe Plumeri, Chairman and Chief Executive Officer said, "Over the past several years, we have diligently enhanced cash flow through improved performance. This has allowed us to make substantial debt repayments far ahead of schedule and initiate a quarterly dividend this past February, less than two years following the initial public offering of our stock.
    "We remain committed to pursuing acquisitions at the appropriate time and price," Plumeri continued. "However, as we continue to evaluate the best use of our capital, increasing the dividend now, given the recent change in the US tax laws, is consistent with our goal to deploy capital effectively for the benefit of our shareholders. This action, as well as the Board's authorization for the common stock buyback plan, illustrates continued confidence in our long-term growth and profitability."
    Net income for the quarter ended June 30, 2003 was $80 million, or $0.47 per diluted share compared to a loss of $(7) million, or $(0.05) per diluted share, a year ago. Net income for the six months ended June 30, 2003 was $197 million, or $1.17 per diluted share, compared to $61 million, or $0.38 per diluted share, a year ago.
    Excluding non-cash compensation for performance-based stock options and gain or loss on disposal of operations, adjusted net income for the second quarter increased 39% to $82 million for the quarter ended June 30, 2003 from $59 million in the same period last year, while adjusted net income per diluted share rose 40% to $0.49 from $0.35 a year ago.
    For the six months ended June 30, 2003, adjusted net income increased 44% to $205 million from $142 million in the first half of 2002, while adjusted net income per diluted share rose 42% to $1.21 for the six months ended June 30, 2003 from $0.85 in the first half of 2002.
    Total revenues for the quarter ended June 30, 2003 increased 20% to $492 million, up from $411 million for the corresponding quarter last year. Of this 20% increase in revenues, approximately 4% represented the effect of foreign currency exchange rate movements and approximately (2)% was attributable to the effect of acquisitions and disposals. Adjusting for these items, organic revenue growth was 18% in the second quarter of 2003.
    Total revenues for the six months ended June 30, 2003 increased 21% to $1,047 million, up from $862 million for the corresponding period in 2002. Of this 21% increase in revenues, approximately 5% represented the effect of foreign currency exchange rate movements and approximately (2)% was attributable to the effect of acquisitions and disposals. Adjusting for these items, organic revenue growth was 18% in the first half of 2003.
    Plumeri said, "By exemplifying a sales culture, maintaining our steadfast expense discipline, and delivering world-class client service, we continue to deliver solid revenue growth while enhancing operating margins and earnings. With 14 consecutive quarters of record results, we are accumulating a strong track record and continue to build the platform for success in all market environments."
    Commenting on the current insurance marketplace, Plumeri said, "While rates for some very large, complex property and energy placements have declined, the global carriers need to maintain pricing discipline and are seeking rate increases for property risks in certain classes. Many clients continue to see rate increases, especially for casualty lines. From our global vantage, some markets have lagged the US in rate increases, and have further to go to reach appropriate rate levels.
    "As investment returns have declined over the past several years, there has been a greater focus placed on profitable underwriting," Plumeri offered. "Insurers' combined ratios, which are impacted by pricing shifts, will continue to shape the duration and volatility of the market, and those ratios must approach levels that generate suitable shareholder returns."
    At June 30, 2003, total long-term debt was $490 million, down 28% from $677 million a year ago. Total stockholders' equity at quarter end was approximately $1,052 million. The capitalization ratio, or the ratio of total long-term debt to total long-term debt and stockholders' equity, declined to 32% at quarter end compared to 44% a year ago. There was approximately $178 million of immediately available cash at June 30, 2003, providing significant financial flexibility to support the cash needs of the Company.
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 100 countries, its global team of 13,000 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.
    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.
    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and six months ended June 30, 2003 and 2002.



                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)
                                           Three months  Six months
                                              ended        ended
                                            June 30,      June 30,
                                         -------------  -------------
                                          2003    2002   2003    2002
                                          ----    ----   ----    ----
Revenues:
 Commissions and fees                    $ 472   $ 393  $1,012  $ 829
 Interest income                            20      18      35     33
                                         -----   -----  ------  -----
  Total Revenues                           492     411   1,047    862
                                         -----   -----  ------  -----
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        346     294     697    591
 Non-cash compensation - performance
  options (Note 1)                           5      78      13     96
 Depreciation expense                        9       8      18     16
 Amortization of intangibles                 -       -       1      -
 (Gain) loss on disposal of operations      (4)      1      (4)     1
                                         -----   -----  ------  -----
  Total Expenses                           356     381     725    704
                                         -----   -----  ------  -----
Operating Income                           136      30     322    158

Interest expense                            13      17      28     34
                                         -----   -----  ------  -----
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                  123      13     294    124
Income tax expense                          44      20     105     63
                                         -----   -----  ------  -----
Income (Loss) before Equity in Net
 Income of Associates and Minority
 Interest                                   79      (7)    189     61
Equity in net income of associates           1       1      11      7
Minority interest                            -      (1)     (3)    (7)
                                         -----   -----  ------  -----
Net Income (Loss)                        $  80   $  (7) $  197  $  61
                                         ======  =====  ======  =====
Net Income (Loss) per Share
 - Basic                                 $0.53  $(0.05) $ 1.31  $0.41
 - Diluted                               $0.47  $(0.05) $ 1.17  $0.38
                                         =====  ======  ======  =====

Average Number of Shares Outstanding
 - Basic                                   152     147     150    147
 - Diluted                                 169     147     169    159
                                         =====   =====  ======  =====


                     WILLIS GROUP HOLDINGS LIMITED
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (cont'd)
                 (in millions, except per share data)
                              (unaudited)

    Note 1: Non-Cash Compensation - Performance Options

    The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the period-end stock price until the end of the performance period, when the stock price became fixed. The performance period ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at June 30, 2003, the Company has recognized $251 million, or approximately 89% of the total estimated charge. The remaining estimated charge of $30 million will be recognized quarterly through 2004 in accordance with the vesting schedule.

                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

    Definitions of Non-GAAP Financial Measures:

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.
    Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income
(loss). We believe that excluding the non-cash compensation charge from these measures, along with the GAAP measures, provides a more complete, comparative analysis of our results of operations.

    Adjusted Operating Income:

    Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and six months ended June 30, 2003 and 2002:

                                                 Three months ended
                                                      June 30,
                                                 ---------------------
                                                 2003    2002  %Change
                                                 ----    ----  -------

Operating Income, GAAP basis                     $ 136  $   30    353%

Excluding:
 Non-cash compensation - performance options         5      78
 (Gain) loss on disposal of operations              (4)      1

                                                 -----  ------
Adjusted Operating Income                        $ 137  $  109     26%
                                                 =====  ======

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                  28%      7%
                                                 =====  ======

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues           28%     27%
                                                 =====  ======

                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

                                                  Six months ended
                                                       June 30,
                                                 --------------------
                                                 2003    2002  %Change
                                                 ----    ----  -------

Operating Income, GAAP basis                     $ 322  $  158    104%

Excluding:
 Non-cash compensation - performance options        13      96
 (Gain) loss on disposal of operations              (4)      1

                                                 -----  ------
Adjusted Operating Income                        $ 331  $  255     30%
                                                 =====  ======

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                  31%     18%
                                                 =====  ======

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues           32%     30%
                                                 =====  ======


    Adjusted Net Income:

    Adjusted net income is defined as net income (loss) excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Net income (loss) is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income (loss) for the quarters and six months ended June 30, 2003 and 2002:


                                                 Per Diluted Share
                      Three months ended Three    months ended
                           June 30,                  June 30,
                      -----------------------   ----------------------

                       2003   2002  % Change    2003    2002  % Change
                       ----   ----  --------    ----    ----  --------

Net Income (Loss),
 GAAP basis            $ 80   $ (7)    n/a     $ 0.47 $ (0.05)    n/a

Excluding:
 Non-cash compensation
  - performance
  options, net of tax
  (nil, $13)              5     65               0.03    0.44
 (Gain) loss on
  disposal of
  operations, net of
  tax ($(1), nil)        (3)     1              (0.01)   0.01

Dilutive effect of
 performance options
 assumed earned in
 full from the
 beginning of 2002 and
 other potentially
 issuable shares (a)                                -   (0.05)

                       ----   ----             ------ -------
Adjusted Net Income    $ 82   $ 59      39%    $ 0.49 $  0.35      40%
                       ====   ====             ====== =======

Diluted shares
 outstanding, GAAP
 basis                  169    147
Dilutive effect of
 performance options
 assumed earned in
 full from the
 beginning of 2002 and
 other potentially
 issuable shares (a)      -     20

                       ----   ----
Diluted shares
 outstanding, adjusted
 basis                  169    167
                       ====   ====




                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)


                                                Per Diluted Share
                         Six months ended       Six months ended
                              June 30,               June 30,
                       -------------------     ----------------------

                       2003   2002   %Change    2003   2002   % Change
                       ----   ----   -------    ----   ----   --------

Net Income, GAAP basis $197   $ 61     223%    $ 1.17 $  0.38  208%

Excluding:
 Non-cash compensation
  - performance
  options, net of tax
  ($2, $16)              11     80               0.06    0.50
 (Gain) loss on
  disposal of
  operations, net of
  tax ($(1), nil)        (3)     1              (0.02)   0.01

Dilutive effect of
 performance options
 assumed earned in full
 from the beginning of
 2002(a)                                            -   (0.04)

                       ----   ----     ---     ------
Adjusted Net Income    $205   $142      44%    $ 1.21 $  0.85   42%
                       ====   ====             ====== =======

Diluted shares
 outstanding, GAAP
 basis                  169    159
Dilutive effect of
 performance options
 assumed earned in full
 from the beginning of
 2002(a)                  -      8

                       ----   ----
Diluted shares
 outstanding, adjusted
 basis                  169    167
                       ====   ====

(a) Under GAAP, performance options are not included in the reported number of diluted shares outstanding until the beginning of the period in which the performance targets are met. This occurred in the third quarter of 2002. Accordingly, the dilutive effect of the performance options was not included in the reported number of diluted shares outstanding for the quarter or the six months ended June 30, 2002 but was included for the quarter and six months ended June 30, 2003. We believe it is a helpful aid to comparability to show the dilutive effect of performance options for the quarter and six months ended June 30, 2002 on the assumption that the performance options had been earned in full from the beginning of 2002.

Forward Looking Information: Our stated goal is to grow adjusted net income per diluted share by 25% or better in 2003 and over the long term by 15% or better each year. The most directly comparable GAAP measure is net income (loss) per diluted share. We are not in a position to reconcile adjusted net income per diluted share to net income (loss) per diluted share for this forward-looking information. Historically, reconciling items have consisted of non-cash compensation for performance-based stock options, estimated at $27 million and $16 million for 2003 and 2004, respectively; gain or loss on disposal of operations; and the tax effects thereon. We are unable to provide estimates for future gains or losses on disposals.


    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-837-0880
             calaiaro_ke@willis.com
                 or
             Media:
             Nicholas Jones, +44 20 7488-8190
             jonesnr@willis.com
                 or
             Dan Prince, 212-837-0806
             prince_da@willis.com